                                                            Exhibit No. 99b.1


                        DIMENSIONAL EMERGING MARKETS FUND INC.

                        ARTICLES OF AMENDMENT AND RESTATEMENT


THIS IS TO CERTIFY THAT:

    FIRST: Dimensional Emerging Markets Fund Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

    SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

         "SECOND: The name of the Corporation is Dimensional Emerging Markets Fund Inc.

         THIRD: The purpose for which the Corporation is formed is to act as an open-end management investment company. The Corporation may exercise all of the powers provided in these Articles or granted by law.

         FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is 300 E. Lombard St., Baltimore, MD 21202. The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 E. Lombard St., Baltimore, MD 21202.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is 200,000,000 shares of a par value of one cent ($.01) per share and having an aggregate par value of $2,000,000, all of which shall be considered common stock and are allocated to the following class or classes (each a "Class" and collectively the "Classes"):
    "Dimensional Emerging Markets Fund Shares."

         Subject to the provisions of these Articles of Amendment and Restatement, the Board of Directors shall have the power to authorize the issuance of shares of stock of the Corporation for such consideration as may be fixed by the Board of Directors.

         The Board of Directors of the Corporation shall have the power to classify and reclassify any unissued shares of stock of the Corporation, from time to time, into one or more Classes, by setting or changing the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms, and conditions of redemption and other characteristics as the Board may determine. At any time when there are no shares outstanding of a Class, such Class may be terminated by the Board of Directors.

         The holder of each share of each Class shall be entitled to one vote for each full share and a fractional vote for each fractional share. On any matter submitted to a vote of stockholders, all shares of all Classes then issued and outstanding shall be voted in the aggregate, and not by Class, except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended (the "1940 Act"), shares shall be voted by Class, or (3) when the matter to be voted does not affect any interest of a Class, then only stockholders of the affected Class shall be entitled to vote thereon. There shall be no cumulative voting.

         Notwithstanding any provision of the Maryland General Corporation Law requiring more than a majority of the votes of all Classes, or any Class, entitled to vote on a matter, including but not limited to amending the Articles of Incorporation, the Corporation may take or authorize corporate action upon the favorable vote of a majority of the shares of stock of all Classes, or the Class or Classes entitled to vote thereon, as provided in the preceding paragraph.

         The Class known as Dimensional Emerging Markets Fund Shares shall have the following powers, preferences, rights, and the characteristics, restrictions, and limitations thereof shall be as follows:

         1. All consideration received by the Corporation for the issue or sale of stock of the Class, together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class, and any funds or payments derived from any reinvestment thereof, shall belong to such Class and shall be so recorded upon the books of account of the Corporation.

         2. The assets of the Class shall be charged with the liabilities of such Class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

         3. Dividends or distributions on shares of the Class shall be paid only out of earnings, surplus, or other legally available assets of such Class.

         4. In the event of the liquidation or dissolution of the Corporation, stockholders of the Class shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class, and the assets so distributable to the stockholders of the Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class and available for distribution, such assets shall be distributed to the holders of stock of all Classes in proportion to the relative net asset value of the respective Classes determined as hereinafter provided.

         5. The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

         6. The shares of the Class shall be redeemable at the net asset value thereof, calculated as provided by the Board of Directors, and the proceeds of redemption shall be payable in cash or in other assets lawfully available therefore, or a combination thereof, as determined by the Board of Directors. The Board of Directors may, from time to time, place such restrictions on the right of redemption and the manner of effecting redemptions as, in their judgment, is necessary and desirable, provided, however, that no such restriction may be imposed which is not consistent with the requirements of the 1940 Act. Subject to the foregoing, the shares of the Class shall be redeemable by the holders thereof upon request. In addition, the Corporation shall have the right to redeem the shares of the Class at the net asset value of such shares upon such terms and in such manner, and at such time, as the Board of Directors shall determine.

         SIXTH:    The number of Directors of the Corporation shall be seven
    (7), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law, as amended from time to time. The names of the current directors who shall act until the next following annual meeting and until their successors are duly chosen and qualify are:

         David G. Booth                     Rex A. Sinquefield
         George M. Constantinides           John P. Gould
         Roger G. Ibbotson                  Merton H. Miller
         Myron S. Scholes

         SEVENTH: (a) Subject to any limitation imposed by the 1940 Act, shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

              (b) Subject to any limitations imposed by the 1940 Act, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the 1940 Act, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         EIGHTH:   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation."

    THIRD: The amendment to and restatement of the charter of the Corporation has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

    FOURTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article Fourth of the foregoing amendment and restatement of the charter.

    FIFTH: The name and address of the Corporation's current resident agent is set forth in Article Fourth of the foregoing amendment and restatement of the charter.

    SIXTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article Sixth of the foregoing amendment and restatement of the charter.

    SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

    IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 21st day of November, 1997.


ATTEST:                                      DIMENSIONAL EMERGING MARKETS
                                             FUND INC.

Catherine L. Newell                          By:David G. Booth
----------------------------------              ---------------------------
Catherine L. Newell, Assistant Secretary        David G. Booth, President